As filed with the Securities and Exchange Commission on September 11, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBALFOUNDRIES Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	3674	98-0604079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
400 Stonebreak Road Extension
Malta, New York 12020
(518) 305-9013
(Address of principal executive offices, including zip code)
GlobalFoundries Inc. 2021 Equity Compensation Plan
GlobalFoundries Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)
Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(800) 927-9801
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Adam Fleisher, Esq. Michael J. Albano, Esq. Shuangjun Wang, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, GLOBALFOUNDRIES Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 13,901,262 ordinary shares of the Registrant, $0.02 par value per ordinary share, (the “Ordinary Shares”) issuable to eligible employees, non-employee directors, consultants, and advisors of the Registrant under the GlobalFoundries Inc. 2021 Equity Compensation Plan (the “Equity Compensation Plan”), which includes 10,376,868 additional Ordinary Shares that have been reserved for issuance pursuant to an annual “evergreen” increase provision of the Equity Compensation Plan providing for an automatic increase in the number of Ordinary Shares reserved for issuance under such plan and 3,524,394 Ordinary Shares previously issued or granted and subsequently forfeited or otherwise returned to the Registrant that have become available for issuance again under the Equity Compensation Plan in accordance with the share recycling provision of such plan; and (ii) 47,619 additional Ordinary Shares issuable to eligible employees of the Registrant and its affiliates under the GlobalFoundries Inc. 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan” and, together with the Equity Compensation Plan, the “Plans”) pursuant to an annual “evergreen” provision of the Employee Stock Purchase Plan providing for an automatic increase in the number of Ordinary Shares reserved for issuance under such plan. The Registrant previously filed a registration statement on Form S-8 filed with the Commission on November 2, 2021 (Registration No. 333-260674) relating to the Ordinary Shares issuable under the Plans, which is currently effective (the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement relating to the Plans, including annual reports and other reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement incorporates by reference the documents listed below, as filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

    (a)    The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025 (File No. 001-40974).

    (b)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents. Except as provided in the last sentence of the first paragraph of the section of this Registration Statement entitled “Item 3. Incorporation of Documents by Reference”, nothing in this Registration Statement shall be deemed to incorporate any information provided in documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable Commission rules.

Item 8.	Exhibits.

Exhibit Number	Description

4.1
Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-260674) filed with the SEC on November 2, 2021).

5.1*	Opinion of Maples and Calder (Cayman) LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1
GlobalFoundries Inc. 2021 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-260003) filed with the SEC on October 4, 2021).

99.2
GlobalFoundries Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form F-1 (File No. 333-260003) filed with the SEC on October 4, 2021).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Malta, New York, on September 11, 2025.

GLOBALFOUNDRIES Inc.

By:	/s/ John Hollister
Name: John Hollister
Title: Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Tim Breen and Mr. John Hollister and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement on Form S-8 and any or all amendments, including post-effective amendments to the Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities set forth below on September 11, 2025.

Signature	Title

/s/ Tim Breen	Chief Executive Officer and Director (director, principal executive officer and authorized representative in the United States)
Name: Tim Breen

/s/ John Hollister	Chief Financial Officer (principal financial officer)
Name: John Hollister

/s/ Greg Pedersen	Chief Accounting Officer (principal accounting officer)
Name: Greg Pedersen

/s/ Marc Antaki	Director
Name: Marc Antaki

/s/ Thomas Caulfield	Director
Name: Dr. Thomas Caulfield

/s/ Glenda Dorchak	Director
Name: Glenda Dorchak

/s/ Martin L. Edelman	Director
Name: Martin L. Edelman

/s/ David Kerko	Director
Name: David Kerko

/s/ Camilla Languille	Director
Name: Camilla Languille

/s/ Jack Lazar	Director
Name: Jack Lazar

/s/ Elissa E. Murphy	Director
Name: Elissa E. Murphy

/s/ Carlos Obeid	Director
Name: Carlos Obeid

/s/ Bobby Yerramilli-Rao	Director
Name: Bobby Yerramilli-Rao